                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            VALLEY NATIONAL BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                            VALLEY NATIONAL BANCORP
                                1455 VALLEY ROAD
                            WAYNE, NEW JERSEY 07474
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, APRIL 2, 1997
                            ------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of Valley National Bancorp (the "Corporation") will be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 2, 1997 at 3:00 p.m. for the purpose of considering and voting upon the following matters:

          1. The election of the 19 persons named in the accompanying Proxy Statement to serve as directors of the Corporation for the ensuing year.

          2. Such other business as shall properly come before the Meeting.

     Shareholders of record at the close of business on February 14, 1997 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the Meeting, it is suggested that the enclosed proxy be executed and returned to the Corporation. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Corporation a later dated proxy or by delivering a written notice of revocation to the Corporation prior to or at the Meeting.

                                          By Order of the Board of Directors

                                          Gerald H. Lipkin
                                          Chairman, President and
                                          Chief Executive Officer

March 3, 1997

                            VALLEY NATIONAL BANCORP
                                1455 VALLEY ROAD
                            WAYNE, NEW JERSEY 07474
                            ------------------------

                                PROXY STATEMENT
                              DATED MARCH 3, 1997
                            ------------------------

                      GENERAL PROXY STATEMENT INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Valley National Bancorp (the "Corporation") of proxies for use at the Annual Meeting of Shareholders of the Corporation to be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 2, 1997, at 3:00 p.m. local time. This Proxy Statement is first being mailed to shareholders on approximately March 3, 1997.

OUTSTANDING SECURITIES AND VOTING RIGHTS

     The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is February 14, 1997. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Annual Meeting.

     On the record date 36,408,394 shares of common stock, no par value, were outstanding and are eligible to be voted at the Annual Meeting. Each share of stock is entitled to one vote.

     All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the election of the 19 nominees for director who are named in this Proxy Statement unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their discretion unless the shareholder otherwise specifies in the proxy.

     At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and the Corporation's certificate of incorporation and bylaws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote. At the Annual Meeting, a plurality of the shares voted is required to elect a director. Where state law or the Corporation's certificate of incorporation or bylaws require that the matter voted upon be approved by a specified percentage of the outstanding shares, then abstentions and broker non-votes have the same effect as negative votes.

REVOCABILITY OF PROXIES

     Any shareholder giving a proxy has the right to attend and vote at the Annual Meeting in person. A proxy may be revoked prior to the Annual Meeting by delivery to the Corporation prior to the Meeting of a later dated proxy or by delivery of a written revocation to Alan D. Eskow, Secretary of the Corporation, at the administrative headquarters of the Corporation, 1455 Valley Road, Wayne, New Jersey 07474, if it is received prior to the Annual Meeting. A proxy may be revoked at the Annual Meeting by filing a later-dated proxy or a written notice of such revocation with the Secretary of the Meeting prior to the voting of such proxy.

SOLICITATION OF PROXIES

     This proxy solicitation is being made by the Board of Directors of the Corporation and the cost of the solicitation will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Corporation who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Corporation will reimburse such persons for their reasonable expenses incurred in that connection.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

                              DIRECTOR INFORMATION

     The Corporation's by-laws authorize a minimum of 5 and a maximum of 25 directors, but leave the exact number to be fixed by the Board of Directors. The Board has fixed the number of directors at 19.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the 19 persons named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such substitute nominees as are selected by the Board of Directors unless the Board has reduced its membership prior to the Meeting. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

     Each candidate for director has been nominated to serve a one year term until the 1998 Annual Meeting of the Corporation and thereafter until his successor shall have been duly elected and shall have qualified. The following table sets forth the names and ages of the Board's nominees for election, the nominees' position with the Corporation (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of the Corporation. The nominee's prior service as a director includes prior service as a director of Valley National Bank (the "Bank") prior to the formation of the holding company.

NAME, AGE AND POSITION WITH THE                   PRINCIPAL OCCUPATIONS DURING               DIRECTOR
CORPORATION                                             PAST FIVE YEARS                       SINCE
--------------------------------------  ------------------------------------------------     --------
Andrew B. Abramson, 43................  President and Chief Executive Officer, The Value       1994
                                        Group, Inc. (real estate development and
                                        property management firm)
Pamela Bronander, 40..................  Executive Vice President, Scandia Packaging            1993
                                        Machinery Co. (designs & builds packaging
                                        machinery)
Joseph Coccia, Jr., 67................  President of Cocci Development (builder and            1986
                                        investor); Coccia Realty, Inc. (real estate
                                        brokers)
Austin C. Drukker, 63.................  President, Press Publications, Inc. (newspaper);       1973
                                        adjunct professor, Montclair State College;
                                        formerly President-Publisher, The Herald-News
                                        (newspaper)
Willard L. Hedden, 69.................  Retired, formerly Executive Vice President,            1995
                                        Spartan Oil Co. (fuel oil company)
Graham O. Jones, 52...................  Attorney, Jones & Jones; President of Hoke,            1997
                                        Inc., its affiliates and subsidiaries
                                        (manufacturer of precision fluid control
                                        products)
Walter H. Jones, III, 54..............  Chairman of the Board of Hoke, Inc., its               1997
                                        affiliates and subsidiaries (manufacturer of
                                        precision fluid control products)
Gerald Korde, 53......................  President, Birch Lumber Company, Inc. (wholesale       1989
                                        and retail lumber distribution company)
Gerald H. Lipkin, 56..................  Chairman and Chief Executive Officer of the            1986
  Chairman, President and               Corporation and the Bank
  Chief Executive Officer

NAME, AGE AND POSITION WITH THE                   PRINCIPAL OCCUPATIONS DURING               DIRECTOR
CORPORATION                                             PAST FIVE YEARS                       SINCE
--------------------------------------  ------------------------------------------------     --------
Joleen Martin, 64.....................  President and Sole Stockholder, C.P. Test              1995
                                        Services, Inc. (valve and curb box manufacturing
                                        company)
Robert E. McEntee, 64.................  Management Consultant; formerly, President, Russ       1979
                                        Berrie and Company, Inc. (marketer of gift
                                        items)
William McNear, 73....................  President and sole owner McNear Excavating             1995
                                        Company (excavating company)
Sam P. Pinyuh, 64.....................  Executive Vice President of the Corporation and        1990
  Executive Vice President              the Bank.
Robert Rachesky, 68...................  Consultant, Fujicolor Photo Services, Inc.             1982
                                        (photo developing and supply company); formerly
                                        Chairman, Fujicolor Photo Services, Inc.;
                                        formerly President, Union Photo Co. (photo
                                        developing and supply company)
Barnett Rukin, 56.....................  Chairman and Chief Executive Officer, Hudson           1991
                                        Transit Lines, Inc. (operator of Short Line Bus
                                        Company)
Peter Southway, 62....................  Vice Chairman of the Corporation and the Bank;         1978
  Vice Chairman                         formerly President and Chief Operating Officer
                                        of the Corporation and the Bank
Richard F. Tice, 67...................  Partner, Tice Farms (farming and real estate)          1982
Leonard Vorcheimer, 54................  Principal, L.J.V. Enterprises (investment              1992
                                        concern); formerly Vice President, Kings
                                        Supermarkets, Inc.
Joseph L. Vozza, 67...................  President, Joseph L. Vozza Administrative              1982
                                        Services, Inc. (insurance consultant/
                                        administrator); formerly President, Joseph L.
                                        Vozza Agency, Inc. (insurance broker); and
                                        President, Public Entity Risk Management
                                        Administration Corp. (administrator of self
                                        insurance pools for public entities)

     Consistent with the Corporation's retirement policy, director Thomas P. Infusino is not standing for election in 1997. On February 12, 1997, Michael Francis resigned as a director due to conflicting commitments with his personal business. Messrs. Graham O. Jones and Walter H. Jones, III, who are brothers, were appointed as directors on February 28, 1997 in connection with the Corporation's acquisition of Midland Bancorporation, Inc. ("Midland").

     Peter Southway is the father of Peter John Southway. Both are executive officers of the Corporation and the Bank.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation held 13 meetings during 1996. All the directors of the Corporation also serve as directors of the Bank.

     The Corporation has a standing Audit and Examining Committee. The Committee reviews significant audit and accounting principles, policies and practices, meets with the internal auditors of the Bank, reviews the report of the annual examination of the Corporation conducted by the outside auditors, and reviews examination reports and other reports of federal regulatory agencies. The Committee consists of the following directors: Messrs. Rachesky (Chairman), Drukker, Korde, McEntee, Tice and Vorcheimer. The Committee met 5 times during 1996.

     The Corporation also maintains standing Nominating and Personnel and Compensation committees. The Personnel and Compensation Committee (the "Committee") sets general compensation levels for all officers and employees and sets specific compensation for executive officers. The Committee also administers the Long-Term Incentive Plan and makes awards thereunder. The Committee, which met 5 times in 1996, consists of Messrs. McEntee (Chairman), Drukker, Korde, Rachesky and Tice.

     The Nominating Committee is responsible for nominating directors to serve on the board of directors of the Corporation and the Bank. The Committee consists of Messrs. Infusino (Chairman), Abramson, Coccia, Drukker, Korde, Lipkin and Rachesky. The Committee met 1 time during 1996.

     During 1996 each director attended at least 75% or more of the meetings of the Board of Directors of the Corporation and of each committee of the Board on which he or she served.

                         STOCK OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Corporation's common stock, no par value, as of December 31, 1996 (as of March 1, 1997 for Messrs. Graham O. Jones and Walter H. Jones, III), by each director, by each executive officer of the Corporation for whom individual information is required to be set forth in this Proxy Statement (the "Named Officers") under rules of the Securities and Exchange Commission (the "SEC"), and by directors and all executive officers as a group. Other than as set forth below, the Corporation knows of no person or group which beneficially owns 5% or more of the Corporation's common stock.

                                                                 NUMBER OF SHARES      PERCENT OF
                    NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)    CLASS(2)
    ---------------------------------------------------------  ---------------------   ----------
    Directors and Named Officers:
    Andrew B. Abramson.......................................            83,619(3)          .23%
    Pamela Bronander.........................................            11,427(4)          .03
    Joseph Coccia, Jr........................................           188,012(5)          .52
    Peter Crocitto...........................................            19,607(6)          .05
    Austin C. Drukker........................................            77,448(7)          .21
    Willard L. Hedden........................................            41,758(8)          .11
    Thomas P. Infusino.......................................           149,020(9)          .41
    Graham O. Jones..........................................         2,068,740(10)*       5.10*
    Walter H. Jones, III.....................................         2,068,740(11)*       5.10*
    Gerald Korde.............................................           679,607(12)        1.87
    Gerald H. Lipkin.........................................           186,918(13)         .51
    Joleen Martin............................................            84,066(14)         .23
    Robert E. McEntee........................................            38,493(15)         .11
    William McNear...........................................           142,536(16)         .39
    Sam P. Pinyuh............................................            59,850(17)         .16
    Robert Rachesky..........................................           178,630(18)         .49
    Barnett Rukin............................................            16,409(19)         .05
    Peter Southway...........................................           142,075(20)         .39
    Peter John Southway......................................            30,959(21)         .09
    Richard F. Tice..........................................           129,250(22)         .35
    Leonard Vorcheimer.......................................            22,223             .06
    Joseph L. Vozza..........................................            30,278(23)         .08
    Directors and Executive Officers as a group (29
      persons)...............................................         4,465,007(24)       11.01%

---------------

NOTES:

  * Includes 2,067,690 shares held by Norwood Associates II which are shown for both Messrs. Graham O. Jones and Walter H. Jones, III but are counted only once in calculating the total shares held by Directors and Executive Officers as a group. See footnotes (10) and (11).

 (1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

 (2) Except for Graham O. Jones, Walter H. Jones, III and Directors and Executive Officers as a group, the number of shares of common stock used in calculating the percentage of the class owned includes 36,403,098 shares of common stock outstanding as of December 31, 1996, and 111,687 shares purchasable pursuant to options exercisable within 60 days of December 31, 1996. With respect to Graham O. Jones, Walter H. Jones, III and Directors and Executive Officers as a group, the number of shares of common stock used in calculating the percentage of the class owned includes an additional 3,833,820 shares of common stock issued on February 28, 1997 and 229,500 shares purchasable pursuant to options exercisable within 60 days of February 28, 1997 as a result of the Corporation's acquisition of Midland.

 (3) This total includes 1,953 shares held by Mr. Abramson's wife, 4,369 shares held by his wife in trust for his children, and 8,467 shares held by a family trust for which Mr. Abramson is trustee, 2,925 shares held by a family foundation and 38,747 shares held by a trust in which Mr. Abramson is a trustee.

 (4) This total includes 607 shares held in custody for children and 8,310 shares held by trusts for which Ms. Bronander is co-trustee.

 (5) This total includes 170,963 shares held by Mr. Coccia jointly with his wife, 11,032 shares held by a family foundation and 5,490 shares held by his wife.

 (6) This total includes 51 shares held by Mr. Crocitto's wife, 769 shares held by Mr. Crocitto as custodian for his children, 4,499 restricted shares, and 4,719 shares purchasable pursuant to stock options exercisable within 60 days, but not the 15,086 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1996.

 (7) This total includes 1,000 shares held by Mr. Drukker's wife, 13,720 shares held by a trust for which Mr. Drukker is a trustee and of which he is a beneficiary, 486 shares in trust for his children and 3,369 shares held by a family foundation.

 (8) This total includes 2,531 shares held by a relative for whom Mr. Hedden has power of attorney.

 (9) This total includes 17,086 shares held in the name of Mr. Infusino's wife.

(10) This total represents, as of March 1, 1997, 1,050 shares held directly by Mr. Graham O. Jones and 2,067,690 shares held by Norwood Associates II, a New Jersey partnership in which Mr. Graham O. Jones holds a 25% interest and Mr. Walter H. Jones, III holds a 25% interest. The shares held by Norwood Associates II are shown in the table for both Messrs. Graham and Walter Jones, but are counted only once in calculating the total shares held by Directors and Executive Officers as a group.

(11) This total represents, as of March 1, 1997, 1,050 shares held directly by Mr. Walter H. Jones, III and 2,067,690 shares held by Norwood Associates II, a New Jersey partnership in which Mr. Graham O. Jones holds a 25% interest and Mr. Walter H. Jones, III holds a 25% interest. The shares held by Norwood Associates II are shown in the table for both Messrs. Graham and Walter Jones, but are counted only once in calculating the total shares held by Directors and Executive Officers as a group.

(12) This total includes 103,845 shares held in the name of Mr. Korde's wife, 20,788 shares held jointly with his wife, 210,923 shares held by his wife as custodian for his children, 98,854 shares held by a trust for which Mr. Korde is a trustee and 64,885 shares held by a profit sharing plan which Mr. Korde controls.

(13) This total includes 32,814 shares held in the name of Mr. Lipkin's wife, 316 shares held jointly with his wife, 3,362 shares held jointly with his brother, 5,240 shares held by self-directed IRA plans in which Mr. Lipkin and his wife are beneficiaries and 6,135 shares held by a family foundation. This total also includes Mr. Lipkin's 17,543 restricted shares and 43,894 shares purchasable pursuant to options exercisable within 60 days, but not the 41,297 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1996.

(14) This total includes 41,558 shares held by Ms. Martin jointly with her husband and 9,782 shares held by her husband.

(15) This total includes 36,305 shares held jointly with Mr. McEntee's wife and 2,188 shares held by Mr. McEntee in a self-directed Keogh plan.

(16) This total includes 98,852 shares held jointly with Mr. McNear's wife.

(17) This total includes 13,007 shares held jointly with Mr. Pinyuh's wife, 2,890 shares held in a family foundation, 1,787 restricted shares and 11,254 shares purchasable pursuant to options exercisable within 60 days, but not the 15,118 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1996.

(18) This total includes 12,856 shares held by self-directed IRA plan, 13,992 shares held in a self-directed IRA by his wife and 81,270 shares held by an annuity trust for which Mr. Rachesky is co-trustee.

(19) This total includes 6,975 shares held by Mr. Rukin's wife as custodian and Mr. Rukin, as trustee, in various accounts for their children, 1,831 shares held by a private foundation of which Mr. Rukin is an officer and 1,050 shares for a pension in which Mr. Rukin is a trustee.

(20) This total includes 8,225 shares held in the name of Mr. Southway's wife, 3,500 shares held in a family foundation and 3,316 shares held in self directed IRA plans. This total also includes Mr. Southway's 12,341 restricted shares and 33,653 shares purchasable pursuant to options exercisable within 60 days, but not the 31,082 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1996.

(21) This total includes 497 shares held by Mr. Southway as custodian for his children, 5,339 restricted shares and 18,707 shares purchasable pursuant to stock options exercisable within 60 days, but not the 15,748 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1996.

(22) This total includes 39,948 shares held jointly with Mr. Tice's wife and 24,253 shares owned by a partnership of which Mr. Tice is a general partner.

(23) This total includes 1,330 shares held by Mr. Vozza's wife and 3,307 shares held by a family foundation.

(24) This total includes 84,082 shares owned by seven executive officers who are not directors or Named Officers, which total includes 10,024 restricted shares and 26,800 shares purchasable pursuant to options exercisable within 60 days. The total does not include shares held by the Bank's trust department over which the Bank may have the right to exercise voting or investment discretion. Since some directors serve on the Bank's trust committee or as trustees of its pension plan, it may be argued that such directors have beneficial ownership of such shares. However, the directors disclaim beneficial ownership of such shares. See also notes (10) and (11) above with respect to shares beneficially owned by Messrs. Graham and Walter Jones.

                             EXECUTIVE COMPENSATION

GENERAL

     Executive compensation is described below in the tabular format mandated by the SEC. The letters in parentheses under each column heading are the letters designated by the SEC for such columns, and are provided to make inter-company comparisons easier. The absence of any column designated by the SEC means that no compensation was paid or earned which would be required to be described in such column. All share amounts have been re-stated to give effect to stock dividends.

SUMMARY COMPENSATION TABLE

     The following table summarizes all compensation earned in the past three years for services performed in all capacities for the Corporation and its subsidiaries with respect to the Named Officers.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                                                   COMPENSATION AWARDS
                                                                 -----------------------
                                       ANNUAL COMPENSATION         (F)           (G)
                                      ----------------------     RESTRICTED   SECURITIES         (I)
                                                                  STOCK       UNDERLYING      ALL OTHER
            (A)               (B)        (C)          (D)        AWARDS(S)     OPTIONS/      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     SALARY($)     BONUS($)      (1)($)      SARS(2)(#)        (3)($)
---------------------------  -----    ---------     --------     --------     ----------     ------------
Gerald H. Lipkin...........   1996     435,000      350,000      134,531        15,749          29,750
  Chairman, President and     1995     421,500      260,000      130,620        16,536          34,490
  CEO of the Corporation      1994     410,000      315,000      143,110        18,191           9,240
  and the Bank

Peter Southway.............   1996     298,077      170,000       94,171        10,500           3,853
  Vice Chairman of the        1995     368,600      200,000       91,434        11,023           9,240
  Corporation and the Bank    1994     368,000      241,000      100,177        12,127           9,240

Sam P. Pinyuh..............   1996     215,000       45,000           --         5,249           3,055
  Executive Vice President    1995     205,000       40,000           --         5,511           4,500
  of the Corporation and      1994     200,000       62,000       28,622         5,760           5,538
  the Bank

Peter John Southway........   1996     175,000       50,000       76,875         7,500           4,173
  Executive Vice President    1995     150,000       40,000       48,000         5,250           3,519
  of the Corporation and      1994     135,000       35,000        9,900         3,307           3,894
  the Bank

Peter Crocitto.............   1996     155,000       50,000       76,875         7,500           3,875
  Executive Vice President    1995     135,000       35,000       24,000         5,250           3,064
  of the Corporation and      1994     125,000       30,000        9,900         2,205           3,462
  the Bank

---------------

NOTES:

(1) All restrictions on restricted stock awards lapse at the rate of 20% per year commencing with the first anniversary from the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock. The restricted stock awards are made pursuant to the Valley National Bancorp Long-Term Stock Incentive Plan (the "Plan"). Upon a "change in control" as defined in the Plan, all restrictions on shares of restricted stock will lapse. Under the Plan, a "change in control" is defined to mean any of the following events: (i) when the Corporation or a Subsidiary (as defined in the Plan) acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an affiliate of the Corporation or a Subsidiary or an employee benefit plan established or maintained by the Corporation, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly of securities of the Corporation representing more than twenty-five percent (25%) of the combined voting power of the Corporation's then outstanding securities (a "Control Person"), (ii) upon the first purchase of the Corporation's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Corporation, a Subsidiary or an employee benefit plan established or maintained by the Corporation, a Subsidiary or any of their respective affiliates), (iii) upon the approval by the Corporation's stockholders of (A) a merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation which is approved by at least two-thirds of the Continuing Directors (as hereinafter defined) or the definitive agreement for which provides that at least two-thirds of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (in either case, a "Non-Control Transaction")), (B) a sale or disposition of all or substantially all of the Corporation's assets or (C) a plan of liquidation or dissolution of the Corporation, (iv) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof or, following a Non-Control Transaction, two-thirds of the board of directors of the surviving or resulting corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the surviving or resulting corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of the Bank if after such sale any person (as such term is used in Section 13(d) and 14(d) (2) of the Exchange Act) other than the Corporation, an employee benefit plan established or maintained by the Corporation or a Subsidiary, or an affiliate of the Corporation or a Subsidiary, owns a majority of the Bank's common stock or (B) all or substantially all of the Bank's assets (other than in the ordinary course of business). No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of the Corporation's then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of the Corporation's then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law.

    For Mr. Lipkin, this represents awards of 5,250 shares in 1996, 5,512 shares in 1995 and 6,063 shares in 1994. As of December 31, 1996, Mr. Lipkin held an aggregate of 17,543 shares of restricted stock with a value of $449,539. For Mr. Peter Southway, this represents awards of 3,675 shares in 1996, 3,858 shares in 1995 and 4,244 shares in 1994. As of December 31, 1996, Mr. Peter Southway held an aggregate of 12,341 shares of restricted stock with a value of $316,238. For Mr. Pinyuh, this represents awards of 1,212 shares in 1994. As of December 31, 1996, Mr. Pinyuh held an aggregate of 1,787 shares of restricted stock with a value of $45,791. For Mr. Peter John Southway, this represents awards of 3,000 shares in 1996, 2,100 shares in 1995 and 441 shares in 1994. As of December 31, 1996, Mr. Peter John Southway held an aggregate of 5,339 shares of restricted stock with a value of $136,811. For Mr. Crocitto, this represents awards of 3,000 shares in 1996, 1,050 shares in 1995 and 441 shares in 1994. As of December 31, 1996, Mr. Crocitto held an aggregate of 4,499 shares of restricted stock with a value of $115,286. All values in this footnote are calculated using the stock price on December 31, 1996.

(2) The amounts listed represent options granted to the Named Officers in the form of qualified incentive stock options or nonqualified stock options (but in either event granted at the fair market value on the date of grant). Upon a "change in control" as defined in the Plan (see footnote 1 above), all options become immediately and fully exercisable for a period of 60 days. For 1996, 5,250 of the options granted to Mr. Lipkin, 3,496 of the options granted to Mr. Peter Southway and 1,747 of the options granted to Mr. Pinyuh had tandem stock appreciation rights ("SARs"). For 1995, 5,512 of the options granted to Mr. Lipkin, 3,675 of the options granted to Mr. Peter Southway, and 1,837 of the options granted to Mr. Pinyuh had tandem SARs. As to those options/SARs, the executive will have the choice of exercising the option for stock or obtaining the cash value of the option on the exercise date. No other SARs have been granted by the Corporation since 1989.

(3) All amounts shown in this column for 1996 reflect employer contributions to a 401(k) plan on behalf of the Named Officer, except that $25,250 of the amount shown for Mr. Lipkin in 1996 and 1995 represents the cost to the Corporation of Mr. Lipkin's $1,000,000 split dollar life insurance plan.

OPTION GRANTS IN 1996

     The following table shows the options granted to Named Officers in 1996, and their potential value at the end of the option term, assuming certain levels of appreciation of the Corporation's common stock. As noted in footnote (2) to the preceding table, certain options have been granted in tandem with SARs.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL
                                INDIVIDUAL GRANTS                                    REALIZABLE VALUE AT
----------------------------------------------------------------------------------      ASSUMED ANNUAL
                                                  (C)                                   RATES OF STOCK
                                   (B)         PERCENT OF                             PRICE APPRECIATION
                                NUMBER OF        TOTAL         (D)                   FOR OPTION TERM (1)
                                SECURITIES    OPTIONS/SARS   EXERCISE                --------------------
                                UNDERLYING     GRANTED TO    OR BASE       (E)
             (A)               OPTIONS/SARS   EMPLOYEES IN    PRICE     EXPIRATION     (F)         (G)
NAME                           GRANTED (#)    FISCAL YEAR     (#/SH)       DATE       5%($)       10%($)
-----------------------------  ------------   ------------   --------   ----------   --------    --------
Gerald H. Lipkin.............  15,749(2)          12.2%        23.45     2/20/2006    232,260     588,591
Peter Southway...............  10,500(2)           8.1%        23.45     2/20/2006    154,850     392,419
Sam P. Pinyuh................   5,249(2)           4.1%        23.45     2/20/2006     77,410     196,172
Peter John Southway..........   7,500(2)           5.8%        25.88    11/07/2006    122,068     309,345
Peter Crocitto...............   7,500(2)           5.8%        25.88    11/07/2006    122,068     309,345

---------------

NOTES:

(1) The dollar amounts under these columns are the result of calculations at the 5% and the 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's common stock price. Based upon 36,403,098 common shares outstanding as of December 31, 1996, all shareholders as a group would receive future appreciation of $586,651,389 with 5% growth, and $1,486,689,801 with 10% growth, over a
    10-year period.

(2) These options become exercisable at the rate of 20% per year beginning February 20, 1997 as to Messrs. Lipkin, Southway and Pinyuh and November 7, 1997 as to Peter John Southway and Peter Crocitto.

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

     The following table shows the options exercised by Named Officers in 1996, the number of options/SARs remaining unexercised at year-end, and the value of unexercised in-the-money options/SARs at year end.

                       AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

NAME
------------------------
(A)                        SHARES        VALUE     NUMBER OF SECURITIES UNDERLYING  VALUE OF UNEXERCISED IN-THE-
                          ACQUIRED    REALIZED($)    UNEXERCISED OPTIONS/SARS AT    MONEY OPTIONS/SARS UT FY-END
                             ON       -----------             FY-END(#)                         ($)
                         EXERCISE(#)
                         -----------      (C)         EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERISABLE
                             (B)                   -------------------------------  ----------------------------
                                                                 (D)                (E)
Gerald H. Lipkin........    5,597        81,026             31,201/53,990                  181,837/193,337
Peter Southway..........    9,797       156,468             26,922/37,813                  199,077/149,487
Sam P. Pinyuh...........    2,273        31,674              7,951/18,421                    32,947/44,353
Peter John Southway.....    1,454        25,022             18,707/15,748                   210,221/28,763
Peter Crocitto..........      910        12,649              4,719/15,086                    19,881/26,659

PENSION PLANS

     BANK PENSION PLAN. The Bank maintains a non-contributory, defined benefit pension plan (the "Pension Plan") for all eligible employees. The annual retirement benefit under the Pension Plan is (i) 0.85 of 1% of the employee's average final compensation up to the employee's average social security wage base plus (ii) 1.15% of the employee's average final compensation in excess of the employee's average social security wage base, (iii) multiplied by the years of credited service (to a maximum of 35 years). Employees who were participants in the Pension Plan on December 31, 1988, are entitled to the higher of the foregoing or their accrued benefit as of December 31, 1988 under the terms of the plan then in effect. An employee's "average final compensation" is the employee's highest 5 year average of the employee's annual salary (excluding bonuses, overtime pay and other special pay), i.e., the amount listed as "Salary" in the Summary Compensation Table, subject to an annual compensation limit of $150,000, received during the last 10 years of employment.

     The following table shows the estimated annual retirement benefits from the pension plan, assuming retirement at age 65 and a straight life annuity benefit, for the compensation levels and years of credited service shown. Amounts shown reflect the $150,000 limit on compensation and the $120,000 maximum benefit payable and represent the benefits that could be paid from the qualified trust during 1996. These limits are subject to annual cost of living increases. An employee may receive benefits greater than those shown in the table below if (a) his accrued benefit as of December 31, 1988 under the terms of the pre-1989 Plan is higher, (b) his accrued benefit as of December 31, 1993 (based on the compensation limits in effect before 1994) is higher or (c) he is a participant in the Benefit Equalization Plan described below.

                               PENSION PLAN TABLE

                                                             YEARS OF CREDITIED SERVICE
                                                   -----------------------------------------------
           AVERAGE FINAL COMPENSATION                15        20        25        30        35
-------------------------------------------------  -------   -------   -------   -------   -------
$25,000..........................................  $ 3,188   $ 4,250   $ 5,313   $ 6,375   $ 7,438
$50,000..........................................  $ 7,384   $ 9,845   $12,307   $14,768   $17,230
$100,000.........................................  $16,009   $21,345   $26,682   $32,018   $37,355
$150,000 and higher..............................  $24,634   $32,845   $41,057   $49,268   $57,480

---------------

NOTES:

1. Amounts shown reflect the $150,000 limit on compensation and the $120,000 maximum benefit payable and represent the benefits that could be paid from the qualified trust during 1996. These limits are subject to annual cost of living increases.

2. An employee may receive benefits greater than those shown in the table if (a) his accrued benefit as of December 31, 1988 under the terms of the pre-1989 Plan is higher, (b) his accrued benefit as of December 31, 1993 (based on the compensation limits in effect before 1994) is higher, or (c) he is a participant in the Benefit Equalization Plan, an unfunded arrangement which provides benefits to a select group of highly compensated officers, and which is described below.

     BENEFIT EQUALIZATION PLAN. Effective January 1, 1989, the Bank adopted a Benefit Equalization Plan which provides retirement benefits in excess of the amounts payable from the Pension Plan for certain highly compensated officers. Benefits are determined as (a) minus (b) as follows: (a) the benefit calculated under the Pension Plan formula in effect prior to January 1, 1989 and without regard to the limits on recognized compensation and maximum benefits payable from a qualified deferred benefit plan, minus (b) the individual's Pension Plan benefit. In general, officers of the Corporation who are members of the Pension Plan and who receive annual compensation in excess of $145,000 are eligible to participate in the Benefit Equalization Plan. The Personnel and Compensation Committee of the Board of Directors has the authority to determine, in its discretion, which eligible officers will participate in the Benefit Equalization Plan. Effective January 1, 1989, Gerald Lipkin, Peter Southway and Sam Pinyuh became participants in the Benefits Equalization Plan. Effective January 1, 1996, Peter John Southway and Peter Crocitto became participants in the Benefit Equalization Plan. No other officers presently participate.

     The following table shows the estimated annual retirement benefits from the Benefit Equalization Plan and qualified Pension Plan combined, assuming retirement at age 65 in 1996 and a straight life annuity benefit, for the compensation levels and years of credited service shown. The chart is calculated using the average social security wage base and social security benefits in effect during 1996.

                                                        YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------------
     AVERAGE FINAL COMPENSATION         15         20         25         30         35         40
------------------------------------  -------   --------   --------   --------   --------   --------
$150,000............................  $26,181   $ 34,908   $ 43,635   $ 52,362   $ 61,089   $ 69,816
$200,000............................  $35,556   $ 47,408   $ 59,260   $ 71,112   $ 82,964   $ 94,816
$250,000............................  $44,931   $ 59,908   $ 74,885   $ 89,862   $104,839   $119,816
$300,000............................  $54,306   $ 72,408   $ 90,510   $108,612   $126,714   $144,816
$350,000............................  $63,381   $ 84,908   $106,135   $127,362   $148,589   $169,816
$400,000............................  $73,056   $ 97,408   $121,760   $146,112   $170,464   $194,816
$450,000............................  $82,431   $109,908   $137,385   $164,862   $192,339   $219,816
$500,000............................  $91,806   $122,408   $153,010   $183,612   $214,214   $244,816

     Gerald Lipkin, Peter Southway, Sam Pinyuh, Peter John Southway and Peter Crocitto have approximately 21, 37, 28, 18 and 20 years of credited service, respectively, under the Pension Plan (and with respect to the Benefit Equalization Plan for those officers who participate in it) as of January 1, 1997, and, at age 65, would have 30.1, 41.3, 29.4, 47.1 and 45 years of credited service, respectively. (However, the maximum currently is 40 years of credited service.) In 1996 the following persons received the compensation shown below for purposes of determining their retirement benefits under the Pension Plan (and with respect to the Benefit Equalization Plan for those officers who participate in it): Gerald Lipkin $435,000; Peter Southway $298,077; Sam Pinyuh $215,000; Peter John Southway $175,000; and Peter Crocitto $155,000. Pursuant to an agreement, effective May 8, 1996, the Corporation and the Bank guaranteed Peter Southway a minimum pension, expressed as a joint and survivor annuity of $164, 036 if he retired after age 65. Except as contained in the description of the plan formulas above, the benefits listed in the tables are not subject to any deduction for social security or other offset amounts.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     On August 17, 1994, the Corporation and the Bank entered into severance agreements (the "Severance Agreements"), with Gerald Lipkin, Peter Southway and Sam Pinyuh. The Severance Agreements provide that in the event the Executive is terminated without cause, he will be entitled to a lump sum payment equal to 12 months of his annual salary at the time of termination, plus a fraction of the bonus paid to the Executive in the previous year, where such fraction is the number of months of the current year during which the Executive served before being terminated, divided by 12. All three executives also receive health and dental benefits through age 65. Pursuant to the agreement effective May 8, 1996, the Corporation amended both Mr. Southway's Severance Agreement and his Change-in-Control Agreement, described below, to use $375,000 as the applicable annual base salary regardless of the base salary actually paid to him. With respect to Mr. Lipkin, who is younger than the other two executives, his Severance Agreement provides additional payments in the event of his death or disability. Commencing at age 57, a minimum retirement benefit of $150,000 per year is provided to Mr. Lipkin in the form of a joint and two-thirds survivor annuity which would pay Mr. Lipkin $150,000 per year and Ms. Lipkin $100,000 per year in the event of Mr. Lipkin's death.

     As of January 1, 1995, the Corporation and the Bank entered into change-in-control agreements with Gerald Lipkin, Peter Southway and Sam Pinyuh. The change-in-control agreements generally provide employment protection to the covered Executives for a three year period following any change-of-control (as defined in the Agreement). If the Executive is terminated without cause, or if he resigns for good reason (as defined) the Executive receives a lump sum equal to 2.99 times the highest annual compensation paid to the Executive during any calendar year in the three calendar years immediately preceding the change-in-control, plus continuation of the Executive's health, hospitalization and medical insurance during the remainder of the three year period. The change-in-control payments and benefits to the Executive may not exceed the limitations imposed upon parachute payments under the Internal Revenue Code, which limit all payments contingent on a change in control to an amount not to exceed three times the Executive's average taxable wage compensation in the five years prior to a change-in-control. These "tax cut back" provisions generally will cause the benefits to the Executive to be substantially reduced from those set forth above.

     As of January 1, 1995, the Corporation and the Bank also entered into change-in-control agreements with all First Senior Vice Presidents and Senior Vice Presidents who have at least three years of continuous service with the Bank. These agreements are substantially identical to the change-in-control agreements entered into with Messrs. Lipkin, Southway and Pinyuh, except with respect to the lump sum payments. Generally, First Senior Vice Presidents with six years or more of service are entitled to a lump sum payment equal to two years salary plus a pro rata bonus and continuation of medical, dental and life insurance benefits. The lump sum is reduced to one year of base salary and a pro rata bonus for officers with between three years and six years of service. Similarly, Senior Vice Presidents with six years or more of service are entitled to one year of base salary and a pro rata bonus, and the lump sum is six months and a pro rata bonus for Senior Vice Presidents with between three and six years of service. Pursuant to this policy, as of January 1, 1995, the Corporation and the Bank entered into a change-in-control agreement with Peter John Southway and Peter Crocitto, which provides for a lump sum severance payment in the event of a termination of employment without cause or a resignation for good reason in the three-year period after a change-in-control equal to two years of salary, plus pro rata bonus and the continuation of medical, dental and life insurance benefits.

     All change-in-control agreements are for a fixed term (five years with respect to the top three officers and two years with respect to other officers), but provide for automatic annual extensions unless the Corporation takes specific action to halt the renewal.

     The Corporation's Long Term Stock Incentive Plan (the "Plan") provides that upon a "change in control" (as defined in the Plan) all restrictions on shares of restricted stock granted under the Plan will lapse and all outstanding options under the Plan will, for a period of 60 days, become immediately and fully exercisable. The value of such accelerated vesting will be considered a parachute payment.

     As of July 7, 1995, the Corporation and Mr. Lipkin entered into a split dollar life insurance arrangement. Under the arrangement, the Corporation agreed to pay the annual premiums necessary to fund a $1,000,000 second-to-die life insurance policy on the lives of Mr. Lipkin and his wife. When the policy is fully paid, or from the death benefits thereunder, the Corporation will be repaid all of its premium payments made by it (without interest). In return, in an agreement as of that date, Mr. Lipkin waived all rights he has to group term policies under the Corporation's benefit policies or otherwise. The split dollar policy is anticipated to require annual premium payments by the Corporation of $25,250 for 11 years, although the amount and duration of the premiums depends on the dividends paid by the insurance company. The Corporation has also agreed that it will pay the premiums, regardless of whether Mr. Lipkin continues to be employed by the Corporation.

     Except as indicated above, neither the Corporation nor the Bank has any employment contracts with any of the Named Officers.

DIRECTOR COMPENSATION ARRANGEMENTS

     The Corporation pays its directors a $7,500 annual retainer, plus fees of $350 per board meeting attended, $1,000 for each audit committee meeting and $500 for each other committee meeting attended. Bank directors fees consist of: an annual retainer of $5,000, plus $500 for each meeting of the Board attended, $750 for each executive committee meeting attended and $500 for each other committee meeting attended. Directors of the Corporation and the Bank who are salaried officers do not receive directors fees or retainers. The Chairmen of the Personnel and Compensation Committee, the Audit Committee and the Compliance Committee, currently Messrs. McEntee, Rachesky and Drukker, respectively, each receive an additional retainer of $5,000 per year.

     In November 1992, the Corporation instituted a retirement plan for eligible non-employee directors of the Corporation and/or the Bank with a minimum of 10 years of service. The plan provides for benefits which commence after the non-employee director has retired from the Board and reached the age of 65. The benefits terminate in 10 years or earlier upon death of the non-employee director. The annual benefit is a percentage of the annual Bank and Corporation retainer paid to the director at the time of retirement, as follows: 10-14 years of service (50%); 15-19 years of service (75%); 20 or more years of service (100%).

                 PERSONNEL AND COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The following report was prepared by the Personnel and Compensation Committee of the Corporation regarding executive compensation policy and its relation to the Corporation's performance.

COMPENSATION REVIEW PROCESS

     The Personnel and Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of independent outside directors, is responsible for establishing and overseeing policies governing annual and long-term compensation programs for officers named in the compensation tables shown above and other executive officers of the Corporation.

     The Committee uses an independent compensation consulting firm to assist in its deliberations. The Committee has sought the consultant's guidance in maintaining levels of executive compensation that are consistent with banks that are similarly situated in terms of business and labor market competition (the compensation peer group).

     With this outside, independent assistance, the Committee evaluates salaries, annual performance goals and awards under annual incentive plans and administers the Long-Term Stock Incentive Plan.

     When the Committee's actions relate to officers who also are directors, the Board of Directors (exclusive of the officer-directors) reviews the recommendations of the Committee and approves final compensation arrangements.

COMPENSATION STRATEGY

     The objective of the Corporation's executive compensation program is to align compensation with business strategy and the continued enhancement of shareholder value through stock price growth and dividends.

     A total compensation approach to determining appropriate compensation levels for executive officers has been adopted by the Committee. Target total compensation levels (consisting of annual base salary, and annual and long-term incentive award opportunities, including stock options and restricted stock) are established at the beginning of each year. These targets take into consideration the Corporation's performance relative to its compensation peer group and total compensation opportunities for the peer group. Under this total compensation approach, an increasing amount of the executive total compensation mix is based on pay-for-performance targets and performance compared to peers.

     The organizations used for the purpose of developing compensation targets are based on labor market competition as well as business competition. These organizations may differ from the banking organizations included in the industry group used in the Performance Graph of stock growth and dividend reinvestments shown below.

     Target total compensation is determined through a statistical process that builds a model of peer group compensation relative to asset size and performance. The peer group modeling process provides an objective basis to identify those performance measures best related to compensation in the peer companies. These performance measures can vary from year to year based on the statistical results and may include earnings growth, return on assets and return on equity.

     The Corporation's size and performance results are factored into the peer group model to identify appropriate target total compensation opportunities for the Corporation's executives. As a result, when performance objectives are exceeded, executives have an opportunity to realize compensation above their target total compensation levels. When performance objectives are not met, the total compensation paid is lower than target.

     Specific compensation program components are discussed below.

BASE SALARY

     Base salary levels are determined each year, in part, by considering the labor market levels of compensation paid to executives of comparable banking organizations. Labor market values are established by the peer group banking organization modeling process described above and supplemented by the average results of an analysis of published compensation surveys of similar size organizations in the banking industry to reflect broader industry trends.

     The labor market values are used to create salary ranges. Individual executive salaries are determined relative to the ranges on the basis of a subjective assessment of each executive's contribution to the bank's success as well as the level of knowledge and experience each executive brings to the job.

ANNUAL INCENTIVE PLAN

     Consistent with the goals of continued financial strength and shareholder value creation for 1996, annual incentive awards were based on a combination of achieving or exceeding corporate objectives for return on assets and return on average equity, and individual performance of participating officers.

     The annual incentive plan has minimum performance requirements, below which no bonuses may be awarded. Targets for minimum return on average equity and return on average assets before extraordinary items are determined each year at the beginning of the annual incentive plan year.

     Each year target annual incentive opportunities for executives are established using the data from the peer group, again, supplemented by the combined results of the analysis of published surveys of compensation in the banking industry and internal relationships. The Committee adopted a policy of setting target opportunities near the average of those available in the competitive market place. Target awards range up to 60% or more of base salary.

     Actual annual incentive awards are determined through a performance measurement process relative to achievement of the Corporation goals and individual performance objectives. Corporate performance can account for up to 75% of each participant's target award. Individual performance achievement measures are both objective (e.g., pre-determined goals) and subjective (e.g., Board assessment of the executive's leadership and management of resources). In addition, the Committee can, at its discretion, adjust individual awards by plus or minus 20%. As a result, actual awards can range from 0% to 115% of an executive's base salary depending on Corporation and individual performance.

LONG-TERM INCENTIVE PLAN

     Long-term incentive awards may be granted in the form of stock options (qualified incentive stock options or nonqualified stock options), stock appreciation rights and/or restricted stock. The purpose of these awards is to align executive long-term compensation opportunities with the realization of stock price growth and dividends for shareholders.

     The number of stock options and restricted stock awards are determined on an annual basis using the target long-term incentive award opportunity as a guide. This is initially the difference between the target total compensation opportunity and the sum of the executive's base salary and target annual incentive award opportunity. A combination of restricted stock and stock options are then awarded up to the target long-term incentive award opportunity on a subjective basis, taking into account the Corporation's performance, competitive practices, and individual performance. Previous stock option and restricted stock awards also may be considered by the Committee and the Board, at its discretion, in determining the number of stock option and restricted shares to be granted.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND OTHER NAMED EXECUTIVE OFFICERS

     In 1996, Mr. Lipkin was granted a 3.2% salary increase, bringing his base salary level to $435,000. This salary increase recognizes Mr. Lipkin's contribution to the Corporation's success, the level of knowledge and experience he brings to the job of Chairman and Chief Executive Officer, and the labor market levels of compensation paid to Chief Executive Officers of comparable banking organizations. Additionally, Mr. Lipkin led the Corporation in achieving annual objectives.

     Salary adjustment for the other named executive officers ranged from -19 to 17% of their base salaries and reflected certain realignment of duties and responsibilities as well as individual officer contributions to the growth of the Bank, experience and skill levels and the movement of salaries in competitive labor markets.

     The 1996 base salary levels were determined in accordance with the Corporation's policy as described in "Base Salary" above.

     In 1996, the Corporation's performance met targeted levels and approved goals. Mr. Lipkin contributed to this success by developing the Corporation management team, improving the Corporation's financial strength, broadening the product line and expanding market share. As a result of these contributions, Mr. Lipkin's annual incentive award was therefore approximately 80% of his base salary.

     For the other named executive officers, the 1996 annual incentive awards averaged 37% of their 1996 salaries. These awards ranged from 21% to 57% for these individuals, reflecting differences in business unit results and organization level.

     1996 annual incentive awards were determined in accordance with the Corporation's policy as described in "Annual Incentive Plan" above.

     As part of the total compensation program, in 1996 Mr. Lipkin was awarded a stock option for 15,749 shares at $23.45 per share, the market value on the date of grant. 5,250 shares of this option grant were awarded with tandem Stock Appreciation Rights ("SARs") under which Mr. Lipkin has the choice of exercising the option shares for stock or exercising the SAR for cash, subject to approval of the Compensation Committee at the time of exercise. Mr. Lipkin also was awarded 5,250 shares of restricted Corporation common stock at $23.45 per share. The stock options become exercisable and the restricted stock can be earned at the rate of 20% per year starting with the first anniversary from the date of grant. Mr. Lipkin's opportunity to receive value from those awards is contingent on the growth of the Corporation's stock price and the payment of dividends over the vesting period of the awards.

     During 1996, other executive officers named in the compensation tables received qualified incentive stock option grants totaling 27,299 shares at an average grant price of $24.79 per share. Two of these executives received a combined total of 4,195 tandem SARs. As a group, the other named executive officers received restricted stock awards totaling 9,675 shares at an average price at grant of $24.95 per share. All of these shares were granted at the market value on the date of grant. All of the factors relating to exercise of options and tandem SARs and the earn-out of restricted stock noted above for Mr. Lipkin apply to these stock awards.

     The long-term incentive awards to executive officers in 1996 were made in accordance with the total target compensation approach described under "Long-Term Incentive Plan" above. In addition, previous stock options and restricted stock awards were considered in making these awards.

DEDUCTIBILITY OF COMPENSATION

     As part of the 1993 Omnibus Budget Reconciliation Act ("OBRA '93") under
Section 162(m) of the Internal Revenue Code effective for taxable years beginning on or after January 1, 1994, companies are subject to limits on the deductibility of executive compensation. OBRA '93 limits deductible compensation for the active named executive officers to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation which has been approved by shareholders.

     Based on its 1997 salaries, annual incentive awards, stock option and restricted stock awards, the Corporation does not expect any of its active named executive officers to exceed the $1 million deductibility threshold during the 1997 taxable year.

     Detailed information related to the compensation of the five executive officers is shown in the compensation tables within this Proxy Statement.

                 Personnel and Compensation Committee Members:

                          Robert E. McEntee, Chairman
                               Austin C. Drukker
                                  Gerald Korde
                                Robert Rachesky
                                Richard F. Tice

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made on January 1, 1992 in: (a) the Corporation's common stock:
(b) the Standard and Poor's ("S&P") 500 Stock Index: and (c) Keefe, Bruyette & Woods (KBW) Eastern Region Index of banking organizations. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indexes.

         INDEX OF TOTAL RETURNS: VALLEY NATIONAL, S&P 500, KBW EASTERN

                      JANUARY 1, 1992 - DECEMBER 31, 1996
       MEASUREMENT PERIOD             VALLEY NA-       KBW EASTERN
      (FISCAL YEAR COVERED)         TIONAL BANCORP        REGION        S&P 500 INDEX
JAN-92                                   100.0            100.0            100.0
DEC-92                                   183.7            138.1            107.6
DEC-93                                   190.2            144.0            118.4
DEC-94                                   247.8            127.8            120.0
DEC-95                                   250.8            217.0            164.9
DEC-96                                   280.4            297.7            202.7

              PERSONNEL AND COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     All members of the Personnel and Compensation Committee have engaged in loan transactions with the Bank, except for Mr. Rachesky. Committee members include Messrs. McEntee (Chairman), Drukker, Korde, Rachesky and Tice. All such loans were made in the ordinary course of business of the Bank. No other relationships required to be reported under the rules promulgated by the SEC exist with respect to members of the Corporation's Personnel and Compensation Committee.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Bank has made and, assuming continued compliance with generally applicable credit standards, expects to continue to make loans to its directors and executive officers and their associates. All of such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, during 1996 The Midland Bank and Trust Company paid approximately $169,625.51 for legal services to a law firm whose partner is Graham O. Jones, then a director and shareholder of Midland and currently a director and shareholder of the Corporation. Midland has since been merged into the Bank.

RECOMMENDATION AND VOTE REQUIRED ON PROPOSAL 1

     Directors will be elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 1.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP ("Peat Marwick"), independent public accountants, have audited the books and records of the Corporation since 1986. Selection of the Corporation's independent public accountants for the 1997 fiscal year will be made by the Board subsequent to the Annual Meeting.

     Peat Marwick has advised the Corporation that one or more of its representatives will be present at the Annual Meeting of shareholders to make a statement if they so desire and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders which are eligible under the rules of the Securities and Exchange Commission to be included in the Corporation's 1998 proxy material must be received by the Secretary of the Corporation no later than November 1, 1997.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

     Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          Gerald H. Lipkin
                                          Chairman, President and
                                          Chief Executive Officer

Wayne, New Jersey
March 3, 1997

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K (EXCEPT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL HE FURNISHED TO ANY SHAREHOLDER ON WRITTEN REQUEST ADDRESSED TO ALAN ESKOW, SENIOR VICE PRESIDENT, VALLEY NATIONAL BANCORP, 1455 VALLEY ROAD, WAYNE, NEW JERSEY 07474.

                            VALLEY NATIONAL BANCORP

                                     PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                            WEDNESDAY, APRIL 2, 1997

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints ROBERT RACHESKY, ROBERT E. McENTEE and RICHARD F. TICE and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned's name at the Annual Meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at the Radisson Hotel, 690 Route 46 East, Fairfield, NJ, on Wednesday, April 2, 1997 at 3:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

        This proxy will be voted as specified below. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE 19 NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT.

        SHARES, IF ANY, HELD FOR YOUR ACCOUNT BY THE TRUSTEE FOR THE DIVIDEND REINVESTMENT PLAN WILL BE VOTED IN THE SAME MANNER AS YOU VOTE THE SHARES IN YOUR NAME INDIVIDUALLY.

                               (see reverse side)

1. ELECTION OF 19 DIRECTORS

   / / FOR the nominees listed below (except as marked to the contrary below):

   / / FOR ALL nominees except: ________________________________________________
       (Instructions: To withhold authority to vote for any individual nominee(s) write that nominee's name on the above line.)

   / / WITHHOLD AUTHORITY to vote for all nominees listed below

   Andrew B. Abramson, Pamela Bronander, Joseph Coccia, Jr., Austin C. Drukker, Willard L. Hedden, Walter H. Jones, III, Graham O. Jones, Gerald Korde, Gerald H. Lipkin, Joleen Martin, Robert E. McEntee, William McNear, Sam P. Pinyuh, Robert Rachesky, Barnett Rukin, Peter Southway, Richard F. Tice, Leonard Vorcheimer, Joseph L. Vozza

2. In their discretion, upon such other matters as may properly come before the meeting.


                                        Dated:________________, 1997

                                        __________________________________
                                        Signature


                                        __________________________________
                                        Signature


                                (PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. WHEN SIGNING AS AN EXECUTOR, ADMINISTRATOR, GUARDIAN, TRUSTEE OR ATTORNEY, PLEASE GIVE YOUR TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME AND THEN AN AUTHORIZED OFFICER SHOULD SIGN HIS NAME AND PRINT HIS NAME AND TITLE BELOW HIS SIGNATURE. IF THE SHARES ARE HELD IN JOINT NAME, ALL JOINT OWNERS SHOULD SIGN.)

                                PLEASE DATE, SIGN AND RETURN PROMPTLY